                                                                    EXHIBIT 11

                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557
                            TELEPHONE (212) 839-5300
                            FACSIMILE (212) 839-5599


                                                                 January 7, 1998

Merrill Lynch Convertible Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Ladies and Gentlemen:

           We have acted as counsel for Merrill Lynch Convertible Fund, Inc. (the "Fund") in connection with the proposed acquisition by the Fund of substantially all of the assets and the assumption of substantially all of the liabilities of Merrill Lynch Global Convertible Fund, Inc. ("Global Convertible"), in exchange for newly-issued shares of common stock of the Fund (the "Acquisition"). This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to shares of common stock, par value $0.10 per share, of the Fund (the "Shares"), to be issued in the Acquisition.

           As counsel for the Fund, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Amended and Restated Articles of Incorporation of the Fund, the Articles Supplementary to the Amended and Restated Articles of Incorporation of the Fund, the By-Laws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

           Based upon the foregoing, we are of the opinion that subsequent to the approval of the Agreement and Plan of Reorganization between the Fund and Global Convertible set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting parts thereof.

                                                     Very truly yours,

                                                     /s/ Brown & Wood LLP